Exhibit 24

POWER OF ATTORNEY

Each director and officer of Rocky Brands, Inc., an Ohio corporation (the “Company”), whose signature appears below hereby appoints Jason Brooks and Curtis A. Loveland, or either of them, as his attorney‑in‑fact, to sign, in his name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Company's Annual Report on Form 10‑K (the “Annual Report”) for the fiscal year ended December 31, 2017, and likewise to sign and file any amendments, including post‑effective amendments, to the Annual Report, and the Company hereby also appoints such persons as its attorneys‑in‑fact and each of them as its attorney‑in‑fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Company hereby granting to such attorney‑in‑fact full power of substitution and revocation, and hereby ratifying all that such attorney‑in‑fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of March 6, 2018.

DIRECTORS/OFFICERS:

Signature	Title

/s/ Jason Brooks	Chief Executive Officer
Jason Brooks	(Principal Executive Officer)

/s/ Tom Robertson	Chief Financial Officer
Tom Robertson	(Principal Financial and Accounting Officer)

/s/ Curtis A. Loveland	Secretary and Director
Curtis A. Loveland

/s/ Mike Brooks	Chairman and Director
Mike Brooks

/s/ Glenn E. Corlett	Director
Glenn E. Corlett

/s/ Michael L. Finn	Director
Michael L. Finn

/s/ G. Courtney Haning	Director
G. Courtney Haning

/s/ Harley E. Rouda, Jr.	Director
Harley E. Rouda, Jr.

/s/ James L. Stewart	Director
James L. Stewart

/s/ William L. Jordan	Director
William L. Jordan

/s/ Robert B. Moore, Jr.	Director
Robert B. Moore, Jr.